EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF DOT VN, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Dot VN, Inc. for the quarter ended July 31, 2008, the undersigned, Thomas Johnson, Chief Executive Officer of Dot VN, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended July 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended July 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of Dot VN, Inc.

Date: September 12, 2008

/s/ Thomas Johnson
Thomas Johnson
Chief Executive Officer and principal executive officer